                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                            ESCO TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            [ESCO TECHNOLOGIES LOGO]

                        NOTICE OF THE ANNUAL MEETING OF

                              THE STOCKHOLDERS OF

                             ESCO TECHNOLOGIES INC.

                                                             St. Louis, Missouri
                                                               December 11, 2001

TO THE STOCKHOLDERS OF
ESCO TECHNOLOGIES INC.:

     The Annual Meeting of the Stockholders of ESCO Technologies Inc. will be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis County, Missouri 63131 on Tuesday, February 5, 2002, commencing at 10:00 A.M., at which meeting only holders of record of the Company's common stock at the close of business on November 28, 2001 will be entitled to vote, for the following purposes:

     1. To elect three directors; and

     2. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                          ESCO TECHNOLOGIES INC.

                                          BY  /s/ D J Moore
                                            Chairman and
                                            Chief Executive Officer

/s/ Alyson S. Barclay

     Secretary

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                             ESCO TECHNOLOGIES INC.

           8888 LADUE ROAD, SUITE 200, ST. LOUIS, MISSOURI 63124-2056

                                PROXY STATEMENT

     FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 5, 2002

     This proxy statement is furnished to the holders of all of the issued and outstanding shares of common stock (the "Common Shares") of ESCO Technologies Inc. (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 5, 2002, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders". The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 11, 2001.

     Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course vote by ballot. If you do not attend the meeting, the Common Shares can be voted only when represented by a properly executed proxy. In this case you have several choices:

     - You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares will be voted in accordance with your choices.

     - You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in "VOTING" on page 17.

     - You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the Common Shares FOR election of the directors nominated by the Board of Directors and in their discretion on such other business as may properly come before the meeting.

     Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote in person.

     The close of business on November 28, 2001 has been fixed as the record date for the determination of the Stockholders entitled to vote at the Annual Meeting of the Stockholders. As of the record date, 12,408,755 Common Shares were outstanding and entitled to be voted at such meeting. The Stockholders will be entitled to cast one vote for each Common Share held of record on the record date.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2001 accompanies this proxy statement.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at seven. The Board is divided into three classes, with the terms of office of each class ending in successive years. Three directors of the Company are to be elected for terms expiring at the Annual Meeting in 2005, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than three nominees.

             NAME, AGE, PRINCIPAL OCCUPATION OR                   SERVED AS
               POSITION, OTHER DIRECTORSHIPS                    DIRECTOR SINCE
             ----------------------------------                 --------------
TO BE ELECTED FOR TERMS ENDING IN 2005
W.S. Antle III, 57..........................................         1994
  Former Chairman, President and Chief Executive Officer of
     Oak Industries Inc., manufacturer of components and
     controls,
  Director of GenRad, Inc., John H. Harland Company
L.W. Solley, 59.............................................         1999
  Chairman and Chief Executive Officer, Fisher Controls
     International, Inc., manufacturer of valves and
     regulators,
  Executive Vice President, Emerson Electric Co.,
     manufacturer of electrical and other products
J.D. Woods, 70..............................................         2001
  Chairman Emeritus and retired Chief Executive Officer,
     Baker Hughes Incorporated, supplier of oilfield
     equipment and services,
  Director of Varco International, United States Enrichment
     Corporation, OMI Corporation
TO CONTINUE IN OFFICE UNTIL 2004
D.J. Moore, 63..............................................         1990
  Chairman and Chief Executive Officer of the Company
J.M. Stolze, 58.............................................         1999
  Executive Vice President and Chief Financial Officer, MEMC
     Electronic Materials, Inc., manufacturer of silicon
     wafers
TO CONTINUE IN OFFICE UNTIL 2003
J.M. McConnell, 60..........................................         1996
  Former President and Chief Executive Officer, Instron
     Corporation, manufacturer of scientific instruments,
  Director of WTC Corp.
D.C. Trauscht, 68...........................................         1991
  Chairman, BW Capital Corporation, private investment
     company,
  Director of Global Motorsports Inc., OMI Corporation

     Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

     From May 1995 until January 2000, Mr. Antle was Chairman, President and Chief Executive Officer of Oak Industries Inc.

     From January 1986 to January 1997, Mr. Woods was Chairman, President and Chief Executive Officer of Baker Hughes Incorporated.

     From October 1992 until August 2001, Mr. Moore was Chairman, President and Chief Executive Officer of the Company.

     From April 1990 until September 2001, Mr. McConnell was President and Chief Executive Officer of Instron Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     There were six meetings of the Board of Directors during fiscal year 2001. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served, except that Mr. Woods attended three of the five meetings held after he became a director. Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid a cash or stock equivalent retainer of $5,000 per fiscal quarter and a fee of $900 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a retainer of 325 Common Shares per fiscal quarter. Each Board committee chairman is currently paid an annual retainer of $2,000, and each committee member is paid $800 plus expenses for attendance at each committee meeting. Under the Company's extended compensation plan for non-employee directors who began Board service prior to April 2001, each such director who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company's Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the fiscal year 2001 annual cash retainer for directors. Such percentage is a minimum of 50% and increases to 60% for six years' service, 70% for seven years' service, 80% for eight years' service, 90% for nine years' service and 100% for ten or more years' service. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life. If the eligible director so elects, the actuarial equivalent of the benefit may be received in a single lump sum.

     Directors may elect to defer receipt of all of the cash portion and/or all of the stock portion of the quarterly retainer. If elected, the deferred amounts are credited to the director's deferred compensation account in stock equivalents. Deferred amounts will be distributed in Common Shares or cash at such future dates as specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. The stock portion which has been deferred may only be distributed in Common Shares.

     The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, and the Human Resources and Ethics Committee. The Board does not have a standing nominating committee.

     The Executive Committee's function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board. The Committee held no meetings in fiscal year 2001. Mr. Moore (Chairman), Mr. Antle and Mr. Trauscht are the members of the Committee.

     The Audit and Finance Committee's functions generally are to oversee the Company's financial reporting process; review the Company's reports to Stockholders with management and the independent auditors and receive certain assurances from management; appoint the firm of independent auditors to perform the annual audit; annually evaluate the qualifications and prior performance of the independent auditors; review the scope of the auditors' work and approve their fees; review the Company's internal controls with the independent and the internal auditors; and review financing requirements and strategy for the Company. The Committee met four times in fiscal year 2001. Mr. Antle (Chairman), Mr. McConnell and Mr. Stolze are the members of the Committee.

     The Human Resources and Ethics Committee's functions generally are to review and approve various compensation and benefit plans; oversee the Company's Code of Business Ethics and Conduct and the Ethics Program; administer the long-term incentive compensation plans; determine when service by an officer or director is eligible for indemnification; and implement and oversee the Charitable Contributions Program. The Committee met five times in fiscal year 2001. Mr. Trauscht (Chairman), Mr. Solley and Mr. Woods are the members of the Committee.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

     The Audit and Finance Committee of the Board of Directors (the "Committee") is composed of three independent directors (as defined by the New York Stock Exchange's listing standards) and operates under a written charter adopted by the Board of Directors. The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended September 30, 2001 (the "audited financial statements").

     - The Committee has reviewed and discussed the audited financial statements with management;

     - The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

     - The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company; and

     - Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the U.S. Securities and Exchange Commission.

                                          The Audit and Finance Committee

                                          W.S. Antle III, Chairman
                                          J.M. McConnell
                                          J.M. Stolze

EXECUTIVE COMPENSATION

               REPORT OF THE HUMAN RESOURCES AND ETHICS COMMITTEE
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The following report is provided by the Human Resources and Ethics Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Company. The Committee consists entirely of non-employee directors.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Program is designed and administered to relate executive compensation to four basic objectives:

     - Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of peer companies and other manufacturing companies of similar size, including information provided by qualified independent consultants. When compensation significantly varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

     - Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industries in which it engages. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives, and considers achievement of operating objectives in areas such as sales, earnings, entered orders and economic profit, as well as progress toward long-term strategic objectives.

     - Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company's executives and its Stockholders. This is accomplished by allocating a substantial portion of senior management compensation to stock-based programs tied directly to Stockholder return.

     - Individual Performance: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.

THE EXECUTIVE COMPENSATION PROGRAM

     To achieve the above objectives, the Program consists of three basic elements:

     - Base Salary: The base salary of each executive is reviewed annually and set by the Committee at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers.

     - Annual Incentive Cash Compensation: A substantial portion of each executive's annual cash compensation is tied to Company performance through the Company's Performance Compensation Plan, an annual incentive cash compensation program. The Committee determines the annual Performance Compensation payment for each executive after the end of each fiscal year on the basis of a combination of objective targets and subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as earnings per share, sales, profitability, entered orders and economic profit. The demonstrated individual performance of the executive as measured against strategic management objectives is also considered in the determination of the Performance Compensation payment. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending upon their position and the particular function(s) for which they are responsible.

     - Long-Term Incentive Compensation: To align the interest of the Company's management directly with those of Stockholders, a substantial portion of senior executives' total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has implemented stock option, performance share and restricted stock programs. Awards and payments to executive officers under these programs are included in the accompanying tables. The Company's stock option plans provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights ("SARs"). No SARs have been awarded to date. All options granted to date, when first issued, have been awarded at an exercise price equal to the fair market value of the stock on the date of the award. Accordingly, the executive is rewarded only if the market price of the Company's stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Committee, but are not entirely determinative of future grants. Like base pay, the grants are set with regard to competitive considerations, and each executive's actual grant is based upon individual performance and the executive's potential for future contributions. The Company's existing performance share plan provides for the earning of shares if the Company achieves specified performance objectives which were established at the time of the award, and vesting is contingent on continued employment for a specified period. Awards not earned by stock performance will nevertheless vest at the end of the specified period. All performance share awards made to date have directly encouraged Stockholder value creation by providing for earning of shares if the Company achieves specific stock price targets. The restricted stock program, in which vesting of awards is contingent on continued employment for a specified period, also provides for Stockholder value creation as this component of the compensation system is designed to retain senior executives and motivate them to improve market value of the stock over a number of years.

FISCAL YEAR 2001 EXECUTIVE OFFICER COMPENSATION

     Fiscal year 2001 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 10, were set at the beginning of fiscal year 2001. The salaries were set based on a subjective evaluation of fiscal year 2000 performance and salary levels compared to similar companies, consistent with the methodology described below.

     In determining fiscal year 2001 Performance Compensation Plan payments for the executive officers, the Committee considered the competitiveness of cash compensation levels compared to similar companies. The Committee utilized information in an executive compensation report from a nationally recognized, independent compensation consulting firm. The report compared the Company's compensation practices to publicly traded filtration/fluid flow companies selected on the basis of their similarity to the Company. The report indicated that at the start of fiscal year 2001 target total cash compensation of the Company's Chief Executive Officer, including both base salary and the annual incentive compensation, was at the median level for chief executive officers of the comparison companies and target total cash compensation of the Company's other executive officers was below the median level for comparable senior officers of the comparison companies. Total compensation of the Company's Chief Executive Officer and other executive officers, including base salary, annual incentive cash compensation and long-term incentive compensation, was below the median total compensation for the comparable senior officers of the comparison companies. The Committee also considered the Company's operating performance and progress made on strategic initiatives. The overall strong operating performance of the Company in fiscal 2001 resulted from growth in, and focus on, the Company's expanded commercial business.

     The Company disclosed its fiscal 2001 and fiscal 2000 financial results on a "reported" and on an "operational" basis. The "reported" amounts are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are presented in the Company's Consolidated Statements of Operations. The fiscal

2001 "operational" amounts exclude the favorable impact of a non-recurring income tax adjustment of $12.7 million, or $0.99 per share. The fiscal 2000 "operational" amounts exclude the positive impact to net earnings from property sales in Riverhead, NY and Calabasas, CA of $2.7 million pretax, or $0.22 per share. "Operational" results represent net earnings and earnings per share on an ongoing operating basis. The Company believes presenting the financial results on an "operational" basis provides a more meaningful basis for evaluating and comparing the fiscal 2001 financial performance with the prior year.

     In fiscal 2001, the Company recorded sales of $344.9 million, an increase of $44.7 million, or 14.9%, over fiscal 2000 sales of $300.2 million. Fiscal 2001 net earnings from operations were $17.4 million, or $1.36 per share, compared with fiscal 2000 net earnings from operations of $14.1 million, or $1.11 per share. Net earnings from operations increased approximately 23.4% year over year. Reported earnings were $30.1 million, or $2.35 per share, compared with $16.8 million, or $1.33 per share, for fiscal 2001 and fiscal 2000, respectively.

     After the close of the fiscal year, based on the evaluation of the above factors, the Committee approved a performance compensation plan payment for fiscal 2001 of $426,870 for the Chief Executive Officer. The fiscal 2001 total cash compensation levels established for the Company's other executive officers are detailed in the Summary Compensation Table on page 10.

     The Committee believes that stock ownership by key executives provides a valuable and important incentive for their continued best efforts and diligence, and provides for the continuing alignment of their interests with those of the Stockholders. To facilitate these objectives, in fiscal 2001 the Committee awarded the executive officers (other than the Chief Executive Officer), as a group, options totaling 26,000 shares under the 1999 Stock Option Plan. The Chief Executive Officer did not receive a stock option award in fiscal 2001. In fiscal 2001, the Committee awarded the Chief Executive Officer 40,000 shares of restricted stock which vest at the end of approximately three years of continued service. This approach is designed to focus the executive on the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years.

     In fiscal 2001, the Chief Executive Officer and the other executive officers were awarded performance shares pursuant to the 2001 Stock Incentive Plan. These performance shares become earned based on the achievement of specified stock price target levels over a period of up to five years, but the award increments do not vest unless the recipient has continued employment service through March 31 of the year following the end of the fiscal year in which earned. Awards not earned by stock performance will nevertheless vest at the end of the five year period.

     As a result of the achievement in fiscal 2001 of the share price targets established with the performance share awards made under the 2001 Stock Incentive Plan, the Chief Executive Officer and other executive officers earned 33% of their awards. These awards will vest upon continued service through March 2002. In accordance with the 2001 Stock Incentive Plan, additional awards were made to the executive officers (other than the Chief Executive Officer) to restore their awards to their original levels, increase the award levels to recognize changes in responsibility and establish higher share price targets for the earning of such awards. The foregoing awards are shown in the table on page 12 titled "Long-Term Incentive Plans -- Awards in Last Fiscal Year".

     As a result of the achievement during fiscal year 2000 of share price targets established within the 1997 Performance Share Plan, the Chief Executive Officer and the other executive officers earned the final portions of their awards under the 1997 Performance Share Plan, and payment of such earned awards was made in fiscal 2001. The Chief Executive Officer received a settlement of 36,667 shares, and the other executive officers, as a group, received a settlement of 25,667 shares.

     The Company has employment agreements with the Chief Executive Officer and the other executive officers as described on page 15. The Chief Executive Officer and the other executive officers are covered by a Severance Plan which is described on page 14.

     Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for compensation in excess of $1 million paid to any of the Company's highest paid executive officers unless the compensation qualifies for a performance-based exception. The 1999 Stock Option Plan is designed to permit awards that satisfy the performance-based exception of section 162(m). To date, no other specific action, including any action with respect to the 2001 Stock Incentive Plan, has been taken with respect to section 162(m) because the Company's compensation levels have not been expected to exceed the $1 million limit by a material amount. The Committee intends to review the potential effect of section 162(m) periodically and may in the future take other appropriate actions to qualify, to the extent reasonable, executive officer compensation for deductibility under section 162(m).

SUMMARY

     The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to Company performance, individual performance and Stockholder return. The level of total direct compensation paid to the Company's Chief Executive Officer over the last three year period is slightly below the median competitive level for similar companies in the filtration/fluid flow comparison group. The total direct compensation for the Company's other executive officers falls within the first quartile as determined by the comparison group, however it is commensurate with their executive officer tenure. The Committee will continue to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance and stock-based compensation that links management and Stockholder interests.

                                          The Human Resources and
                                          Ethics Committee
                                          D.C. Trauscht, Chairman
                                          L.W. Solley
                                          J.D. Woods

                           SUMMARY COMPENSATION TABLE

     The following table contains certain information concerning compensation paid for each of the last three fiscal years to the Company's Chief Executive Officer and its other three executive officers serving at September 30, 2001, for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                      LONG TERM-COMPENSATION
                                                                              --------------------------------------
                                                                                       AWARDS              PAYOUTS
                                           ANNUAL COMPENSATION                ------------------------   -----------
                               -------------------------------------------       ($)           (#)                        ($)
                                                                  ($)         RESTRICTED    SECURITIES       ($)       ALL OTHER
          NAME AND             FISCAL     ($)        ($)      OTHER ANNUAL      STOCK       UNDERLYING      LTIP        COMPEN-
     PRINCIPAL POSITION         YEAR     SALARY     BONUS     COMPENSATION      AWARDS       OPTIONS     PAYOUTS(1)    SATION(2)
     ------------------        ------    ------     -----     ------------    ----------    ----------   ----------    ---------
D.J. Moore...................   2001    $460,000   $426,870     $82,621(3)     $688,800(4)         0      $478,840        $493
Chairman and                    2000     440,000    421,173      28,706               0            0       662,298         437
Chief Executive Officer         1999     425,000    246,500      18,927               0       54,000             0         390
V.L. Richey, Jr..............   2001     145,000     90,545      43,598(3)            0        9,000       149,648           0
President and Chief             2000     120,000     74,418      34,939(5)            0       15,000       159,546           0
Operating Officer               1999     110,000     44,200       1,847               0       18,000             0           0
C.J. Kretschmer..............   2001     160,000     96,670      37,696(3)            0        9,000       149,648           0
Exec. Vice President and        2000     140,000     86,700      12,609               0       15,000       168,595           0
Chief Financial Officer
A.S. Barclay.................   2001     125,000     69,750      49,339(3)            0        8,000       127,202           0
Vice President, Secretary and   2000     105,000     65,475      46,234(5)            0       15,000       135,469           0
General Counsel

-------------------------
(1) Amounts earned in fiscal year 2001 were earned in respect of performance units awarded pursuant to the 2001 Stock Incentive Plan; however, no payout related to the amounts earned in fiscal year 2001 will vest and be distributed unless the recipient continues in the employment of the Company through March 31, 2002. Amounts earned in fiscal year 2000 were earned pursuant to the 1997 Performance Share Plan and were paid out on April 2, 2001. Valuation is based on the closing market prices of the stock on the dates the award increments were earned. Dividends, if any, will not be paid prior to the vesting and distribution of the stock.

(2) Represents the dollar value of the benefit of premiums paid for split-dollar life insurance policies.

(3) Includes interest payments on loans for purchases of Common Shares under the Executive Stock Purchase Plan of $27,000 for D.J. Moore and $18,000 each for V.L. Richey, Jr., C. J. Kretschmer and A.S. Barclay.

(4) Represents fair market value of $17.22 per share at the time of award for the 40,000 shares awarded. The value of these shares at September 30, 2001 was $986,000 based on fair market value of $24.65 per share. As of that date, Mr. Moore held no other restricted stock. These shares will vest and be distributed if Mr. Moore continues in the employment of the Company through the vesting date, October 31, 2003, upon his earlier termination on account of death or disability, or upon his termination by the Company other than for cause.

(5) Includes interest payment of $16,500 on loan for purchase of Common Shares under the Executive Stock Purchase Plan.

     The Company's stock option, restricted stock award and performance share award agreements and Supplemental Executive Retirement Plan applicable to certain of the named executive officers generally provide for acceleration of vesting and, in certain cases, payout of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                              ---------------------------------------------------
                                                 (#)        % OF TOTAL
                                              NUMBER OF      OPTIONS
                                              SECURITIES    GRANTED TO                                  ($)
                                              UNDERLYING    EMPLOYEES     ($/SHARE)                  GRANT DATE
                                               OPTIONS      IN FISCAL     EXERCISE     EXPIRATION     PRESENT
                   NAME                       GRANTED(1)       YEAR         PRICE         DATE        VALUE(2)
                   ----                       ----------    ----------    ---------    ----------    ----------
V.L. Richey, Jr...........................      9,000          5.14       $17.2188      10/16/10      $69,573
C.J. Kretschmer...........................      9,000          5.14        17.2188      10/16/10       69,573
A.S. Barclay..............................      8,000          4.56        17.2188      10/16/10       61,844

-------------------------
(1) All stock option grants are non-transferable, have a term of ten years from the date of grant, and have an exercise price equal to 100% of the fair market value on the date of grant. All options are exercisable as follows: one-third of the options granted may be exercised on or after one year after the date of grant, one-third on or after two years after the date of grant, and one-third on or after three years after the date of grant. In the event of a change in control of the Company, 100% of the options granted may be immediately exercised.

(2) Estimated present values based on the Black-Scholes option pricing model, a mathematical formula used to value options traded on stock exchanges. The following assumptions were used in applying the model to calculate the values: expected future stock price annual volatility rate of 37.47%; risk-free rate of return of 4.590% for the option term; annual dividend yield of 0%; and a ten-year option term. No adjustments have been made for non-transferability or risk of forfeiture. The actual value of the options will depend on the market price of the shares on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning stock option exercises during fiscal year 2001 by each of the named executive officers and the value of their unexercised options at September 30, 2001.

                                                                           (#)                  ($)
                                                                       SECURITIES            VALUE OF
                                                                       UNDERLYING          UNEXERCISED,
                                                                       UNEXERCISED         IN-THE-MONEY
                                          (#)                          OPTIONS AT           OPTIONS AT
                                        SHARES           ($)             9/30/01            9/30/01(2)
                                       ACQUIRED         VALUE         EXERCISABLE/         EXERCISABLE/
               NAME                   ON EXERCISE    REALIZED(1)      UNEXERCISABLE        UNEXERCISABLE
               ----                   -----------    -----------      -------------        -------------
D.J. Moore........................      32,820         $578,728      37,116 / 36,000    $545,218 / $499,273
V.L. Richey, Jr...................           0                0      26,225 / 31,000     326,575 /  363,555
C.J. Kretschmer...................           0                0      29,648 / 27,000     485,613 /  308,080
A.S. Barclay......................           0                0      14,251 / 22,667     216,486 /  254,425

-------------------------
(1) Based on the difference between the average of the high and low market prices on the date of exercise and the option price.

(2) Based on the difference between the average of the high and low market prices on September 30, 2001 and the option price.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding awards made to the named executive officers during fiscal year 2001 under the Company's 2001 Stock Incentive Plan.

                                                                   NUMBER OF
                                                                SHARES, UNITS OR       PERFORMANCE OR
                                                                  OTHER RIGHTS       OTHER PERIOD UNTIL
                            NAME                                      (1)           MATURATION OR PAYOUT
                            ----                                ----------------    --------------------
D.J. Moore..................................................         64,000              10/00-9/05
V.L. Richey, Jr.............................................         22,667              10/00-9/05
                                                                      8,000              10/01-9/06
C.J. Kretschmer.............................................         22,667              10/00-9/05
                                                                      8,000              10/01-9/06
A.S. Barclay................................................         19,000              10/00-9/05
                                                                      6,666              10/01-9/06

-------------------------
(1) Represents performance units awarded pursuant to the Plan. An equivalent number of shares will be earned in increments subject to the achievement of specified corresponding stock price target levels during the performance periods. Each target level is based on the average stock price over a period of thirty consecutive trading days. For the award increments to vest and be distributed, the recipient must continue in the employment of the Company through March 31 following the end of the fiscal year during which the award increment is earned. Awards not earned by stock performance will nevertheless vest and be distributed at the end of the performance periods, September 30, 2005 or September 30, 2006, provided the recipient continues in the employment of the Company. All awards made to date provide for acceleration of vesting of awards in the event of a change in control of the Company, as defined in the Plan. During fiscal year 2001, 21,333, 6,667, 6,667 and 5,667 shares were earned by D.J. Moore, V.L. Richey, Jr., C.J. Kretschmer and A.S. Barclay, respectively.

                                RETIREMENT PLAN

     At the time of the 1990 spin-off of the Company by Emerson Electric Co. ("Emerson"), the Company established a Retirement Plan (the "Retirement Plan") in which the Company's executive officers as well as other covered employees participate. Prior to the 1990 spin-off, the executive officers participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the "Emerson Retirement Plan"). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") which provides that where any such reductions occur, the Company will pay a retirement supplement (as an operating expense) to certain executives, including certain executive officers. The SERP will maintain total retirement benefits at the formula level of the Retirement Plan.

                               PENSION PLAN TABLE

                                                     ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                                        --------------------------------------------------------------------
  AVERAGE                                  10          15          20          25          30          35
   ANNUAL                               YEARS OF    YEARS OF    YEARS OF    YEARS OF    YEARS OF    YEARS OF
COMPENSATION                            SERVICE     SERVICE     SERVICE     SERVICE     SERVICE     SERVICE
------------                            --------    --------    --------    --------    --------    --------
 $   150,000  ......................    $ 20,639    $ 30,959    $ 41,279    $ 51,599    $ 61,918    $ 72,238
     250,000  ......................      35,639      53,459      71,279      89,099     106,918     124,738
     350,000  ......................      50,639      75,959     101,279     126,599     151,918     177,238
     450,000  ......................      65,639      98,459     131,279     164,099     196,918     229,738
     550,000  ......................      80,639     120,959     161,279     201,599     241,918     282,238
     650,000  ......................      95,639     143,459     191,279     239,099     286,918     334,738
     750,000  ......................     110,639     165,959     221,279     276,599     331,918     387,238
     850,000  ......................     125,639     188,459     251,279     314,099     376,918     439,738
     950,000  ......................     140,639     210,959     281,279     351,599     421,918     492,238
   1,050,000  ......................     155,639     233,459     311,279     389,099     466,918     544,738
   1,150,000  ......................     170,639     255,959     341,279     426,599     511,918     597,238

     These plans provide for fixed retirement benefits based on the participant's credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years), and applicable Social Security covered compensation. The dollar amounts listed for salary and bonus in the Summary Compensation Table are substantially the same as the compensation covered by these plans. The foregoing table shows the combined annual benefits that will be payable from these plans on the basis of a single life annuity with five years certain.

     Under current law, the benefit amounts will not be subject to any reduction for Social Security or other offset amounts. The credited years of service covered by these plans for each of the persons named in the Summary Compensation Table were as follows as of October 1, 2001: Mr. Moore, 17.5; Mr. Richey, 16, Mr. Kretschmer, 24; and Ms. Barclay, 13. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

                               PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Common Shares as measured against the Standard & Poor's 500 Stock Index (the "Index") and a peer group (the "2001 Peer Group"). The Company is not a component of the Index or the 2001 Peer Group. The measurement period begins on September 30, 1996 and measures at each September 30 thereafter. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Common Shares were $100 at the close of trading on September 30, 1996.

                              [PERFORMANCE GRAPH]


                                9/96           9/97           9/98           9/99           9/00           9/01
 ESCO Technologies
   Inc...................      100.00         188.00         109.33         118.67         185.33         265.60
 S&P 500.................      100.00         140.45         153.15         195.74         221.74         162.71
 2001 Peer Group.........      100.00         105.13          75.76          95.76          96.61         107.15

     The 2001 Peer Group is comprised of Calgon Carbon Corporation, Clacor Inc., Cuno Inc., Donaldson, Inc., Ionics Inc., Lydall Inc., Millipore Corp., Osmonics Inc. and Pall Corporation. The companies composing the 2001 Peer Group are the same companies which composed the "2000 Peer Group" used in the proxy statement for the 2001 Annual Meeting of Stockholders.

                                 SEVERANCE PLAN

     The Company has established a Severance Plan (the "Plan") covering the executive officers. Under the Plan, following an occurrence of a Change of Control (as defined), each executive officer will be entitled to be employed by the Company for a three-year period with respect to Mr. Moore, and for a two-year period with respect to Messrs. V.L. Richey, Jr. and C.J. Kretschmer and Ms. A.S. Barclay, during which: (i) he or she will be paid a minimum base salary equal to his or her base salary prior to the Change of Control, and a minimum annual bonus based on the average of his or her bonuses during the last five preceding fiscal years, disregarding the highest and lowest such years, and (ii) he or she will continue to receive the employee benefits to which he or she was entitled prior to the Change of Control. During this employment period, if the executive officer's employment is terminated by the Company other than for cause or disability, or the executive officer terminates his or her employment following certain actions by the Company, he or she will be entitled to receive, among other things: (i) three times, in the case of Mr. Moore, and two times in the case of Messrs. Richey and Kretschmer and Ms. Barclay, his or her minimum annual base salary and minimum annual bonus, (ii) in the case of Messrs. Moore, Richey and Kretschmer the lump sum value of a supplemental retirement benefit equal to the difference between (a) his benefits under the Retirement Plan and SERP by the addition of three years in the case of Mr. Moore, and two years in the case of Messrs. Richey and Kretschmer of credited service and (b) the amounts actually payable under such plans, and
(iii) the continuation of his or her employee benefits for three years in the case of Mr. Moore, and two years in the case of Messrs. Richey and Kretschmer and Ms. Barclay. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officers at least one year prior to the occurrence of a Change of Control.

                             EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements effective on or about November 1, 1999 with Messrs. Moore, Richey and Kretschmer and Ms. Barclay, the current executive officers. The employment agreements have terms of four years for Mr. Moore and were amended to extend until November 2, 2004 for the other current executive officers. The agreements provide for a base salary of not less than their fiscal year 1999 base salary, as increased in accordance with the Company's compensation policy, and an annual bonus in accordance with the Performance Compensation Plan. These executives are also entitled to participate in any stock options, restricted stock awards, performance shares and other compensation as the Company's Human Resources and Ethics Committee shall determine. They are also entitled to participate in all employee benefit programs of the Company applicable to senior executives, and the Company will continue to provide certain perquisites.

     The Company has the right to terminate the employment of the current executive officers at any time upon thirty days notice for cause or without cause, and these executives have the right to resign at any time upon thirty days notice. If an executive's employment is terminated by the Company other than for cause, or if an executive terminates his employment following certain actions by the Company, the executive will be entitled to receive certain benefits. In the case of Mr. Moore, he will receive: (i) for three years, the continuation of his then-current base salary and bonus (bonus calculated using the average annual percentage of base salary under the Performance Compensation Plan for the past five consecutive fiscal years, excluding the highest and lowest percentage), (ii) the lump sum value of a supplemental retirement benefit equal to the difference between (a) his benefits under the Retirement Plan and SERP by the addition of three years of credited service and age and (b) the amounts actually payable under such plans, (iii) immediate vesting of outstanding stock options and restricted stock awards, and immediate vesting and payout of awards outstanding under the performance share plan, and (iv) continuation of certain employee benefits and perquisites for the period of base salary continuation. In the case of the other current executive officers, they will receive: (i) for one year, the continuation of his or her then-current base salary and bonus (bonus calculated by using no less than the annual percentage of base salary under the Performance Compensation Plan for the last fiscal year), (ii) immediate vesting of outstanding stock options and immediate vesting and payout of shares earned under the performance share plan, and (iii) continuation of certain employee benefits and perquisites for the period of base salary continuation. If an executive's employment is terminated in connection with a Change of Control, or in the case of Mr. Moore, if he terminates his employment based on a Change of Control, the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company's Severance Plan.

     All of the aforementioned agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a specific period from soliciting employees of the Company and from soliciting customers or distributors of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the number of Common Shares beneficially owned by the directors and executive officers of the Company as of November 1, 2001. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                    NUMBER OF
                                                                  COMMON SHARES
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)(2)
------------------------                                    -------------------------
W.S. Antle III..........................................               7,796(3)
A.S. Barclay............................................              44,266
C.J. Kretschmer.........................................              77,467
J.M. McConnell..........................................               6,377
D.J. Moore..............................................             348,993(4)
V.L. Richey, Jr.........................................              66,471
L.W. Solley.............................................               3,000
J.M. Stolze.............................................               2,800
D.C. Trauscht...........................................              11,675
J.D. Woods..............................................               2,083
All directors and executive officers as a group (10
  persons)..............................................             570,928

-------------------------
(1) The percentage of total outstanding Common Shares beneficially owned by any individual does not exceed 1%, except in the case of Mr. Moore who beneficially owns 2.8%. The percentage beneficially owned by all directors and executive officers as a group is 4.6%.

(2) Includes the following Common Shares covered by employee stock options which the individual has the right to acquire within 60 days after November 1, 2001: Mr. Moore 55,116; Mr. Richey 40,225; Mr. Kretschmer 41,648; Ms.
    Barclay 24,250; and all directors and executive officers as a group, 161,239.

(3) Includes 540 stock equivalents credited to Mr. Antle's deferred compensation account under the Compensation Plan for Non-Employee Directors.

(4) Includes 40,000 Common Shares which are non-transferable and subject to certain vesting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to beneficially own more than five percent of the outstanding Common Shares:

                                                                    NUMBER OF            PERCENT
                    NAME AND ADDRESS OF                           COMMON SHARES       OF OUTSTANDING
                      BENEFICIAL OWNER                          BENEFICIALLY OWNED    COMMON SHARES
                    -------------------                         ------------------    --------------
Dimensional Fund Advisors Inc...............................       1,066,600(1)           8.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Franklin Resources, Inc.....................................         633,700(2)           5.1%
and certain other parties
777 Mariners Island Boulevard
San Mateo, CA 94404

-------------------------
(1) Based on information provided by Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over the 1,066,600 shares as of 9/30/01. The Portfolios own all such shares, and Dimensional disclaims beneficial ownership of all such shares.

(2) Based on information contained in Schedule 13G (Amendment No. 5) under the Securities Exchange Act of 1934, dated January 26, 2001, filed by Franklin Resources, Inc. ("FRI") and certain other parties, indicating beneficial ownership by investment companies or other managed accounts whose investment advisers are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of FRI, and may each be deemed to be the beneficial owners of the 633,700 shares. Franklin Advisory Services, LLC ("FAS") is the investment advisor for such shares. FAS has sole voting power and sole investment power as to the 633,700 shares. Each of the foregoing persons and entities disclaims any economic interest in or beneficial ownership of the 633,700 shares. The address of FAS is One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that D.J. Moore was late in filing one Form 4, involving two transactions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE THREE NOMINEES FOR DIRECTORS.

                                   II. VOTING

     The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2002 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                           III. INDEPENDENT AUDITORS

     KPMG LLP was the Company's auditors for the fiscal year ended September 30, 2001, and the Audit and Finance Committee has selected it as auditors for the fiscal year ending September 30, 2002. A representative of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                           IV. STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company by August 9, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Stockholder to nominate a candidate for director, under the Company's Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

     In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124-2056. Any Stockholder desiring a copy of the Company's Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

                            [ESCO TECHNOLOGIES LOGO]

[X] PLEASE MARK VOTES                 REVOCABLE PROXY                                                        FOR   WITH-   FOR ALL
    AS IN THIS EXAMPLE             ESCO TECHNOLOGIES INC.                                                          HOLD    EXCEPT

                                                                    1. ELECTION OF DIRECTORS of all          [ ]    [ ]      [ ]
                                                                       nominees listed (except as marked
                                                                       to the contrary below):

                 [ESCO TECHNOLOGIES LOGO]                                        W.S. ANTLE III, L.W. SOLLEY, J.D. WOODS

     The undersigned, as holder of record of the Common             INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
Stock of ESCO TECHNOLOGIES INC.(the "Company"), does hereby         NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
appoint D.J. Moore, C.J. Kretschmer and A.S. Barclay, or any        THE SPACE PROVIDED BELOW.
of them, the true and lawful attorneys in fact, agents and
proxies of the undersigned to represent the undersigned at
the Annual Meeting of Stockholders of the Company, to be            ----------------------------------------------------------------
held on February 5, 2002, commencing at 10:00 A.M., St. Louis time, at the Hilton St. Louis Frontenac Hotel, 1335
S. Lindbergh Blvd., St. Louis County, Missouri 63131 and at               MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.
any and all adjournments of such meeting, and to vote all
the shares of Common Stock of the Company standing on the
register of the Company's stock transfer agent in the name                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
of the undersigned as follows, and in their discretion on
such other business as may properly come before the meeting:

                                                                         The undersigned hereby acknowledges receipt of the Notice
                                                                    of the Annual Meeting and accompanying Proxy Statement dated
                                                                    December 11, 2001.

                                                                         The proxies will vote your Common Stock in the manner
                                                                    directed herein by the undersigned Stockholder.

Please be sure to date and sign        Date                              IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
  this Proxy in the box below.                                      PROPOSAL 1.

                                                                         Please sign exactly as your name appears on this form.
                                                                    When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by
  Stockholder sign above    Co-holder (if any) sign above           President or other authorized officer. If signing on behalf of a partnership, please sign in partnership name by authorized person.


--------------------------------------------------------------------------------

     DETACH ABOVE FORM,SIGN,DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                             ESCO TECHNOLOGIES INC.


                               PLEASE ACT PROMPTLY
                      SIGN,DATE & MAIL YOUR PROXY FORM TODAY



                                                               December 11, 2001

Dear Stockholder:


     The Annual Meeting of Stockholders of ESCO Technologies Inc. will be held at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis County, Missouri 63131 at 10:00 A.M. on Tuesday, February 5, 2002.


     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.

     Thank you.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


---------------------------

---------------------------

---------------------------